Exhibit 10.3

BROADCASTING MEDIA PARTNERS, INC.

AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF AUGUST 1, 2008

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TABLE OF CONTENTS

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BROADCASTING MEDIA PARTNERS, INC.

AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, PURPOSE & ELIGIBILITY.

a. Establishment. Broadcasting Media Partners, Inc., a Delaware corporation (hereinafter referred to as the “Company”), together with Broadcast Media Partners Holdings, Inc. (solely with respect to grants covering shares of Preferred Stock), established the 2007 Equity Incentive Plan on March 29, 2007, which was amended and restated effective as of December 18, 2007. The Company has amended and restated in its entirety the Amended and Restated 2007 Equity Incentive Plan effective as of August 1, 2008 (hereinafter referred to as the “Plan”), as set forth in this document.

b. Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates, to provide additional incentives to employees, consultants and directors and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 15.

c. Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan.

SECTION 2. ADMINISTRATION.

a. Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more committees consisting of one or more members who have been appointed by the Board of Directors. The Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee with respect to functions delegated to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan.

b. Authority of the Board of Directors. The Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the Committee. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines of administering the Plan as the Committee deems necessary or proper. All decisions, interpretations and other actions of the Committee or, in the absence of any action by the Committee, the Board of Directors shall be final and binding on all Participants and other persons deriving their rights from a Participant.

SECTION 3. STOCK SUBJECT TO PLAN.

a. Basic Limitation. Subject to the following provisions of this Section and Section 10, the maximum number of Shares that may be issued pursuant to Awards made under the Plan is (i) 1,657,742 shares of Class A Stock, (ii) 9,000 shares of Class L Stock and (iii) 22,000 shares of Preferred Stock, and such additional securities in such amounts and such classes as the Committee may approve. Shares may be treasury shares or authorized but unissued shares.

b. Additional Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, right of first offer or withholding requirements, such Shares shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available under the Plan shall be increased by the number of Shares delivered by the Participant.

SECTION 4. AWARDS.

a. Types of Awards. The Committee may, in its sole discretion, make Awards of one or more of the following: Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Dividend Equivalent Rights and Other Stock-Based Awards. The Company shall make Awards directly or cause one or more of its Subsidiaries (including, without limitation, Broadcast Media Partners Holdings, Inc.) to make Awards; provided, that the Subsidiaries shall, or the Company shall cause such Subsidiary to, comply with the terms of any Award and the Plan.

b. Award Agreements. Each Award made under the Plan shall be evidenced by a written Award Agreement between the Participant and the Company, and no Award shall be valid without any such Award Agreement. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Committee in its sole discretion deems appropriate for inclusion in the Award Agreement provided such terms and conditions are not inconsistent with the Plan. Accordingly, unless an Award Agreement specifically states otherwise, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail. Awards made to California Participants shall also be subject to the applicable requirements set forth in Appendix I. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i)	Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 10 of the Plan.

(ii)	Type of Shares. Whether the Award covers Shares that are Class A Stock, Class L Stock and/or Preferred Stock and also, with respect to Class A Stock or Class L Stock, whether the Shares are voting or non-voting (i.e., Class A-1, A-2, L-1 or L-2).

(iii)	Termination of Service. The consequences of the Participant’s termination of Service with the Company or any Subsidiary or Affiliate.

(iv)	Vesting. The dates and events on which all or any installment of the Award shall be vested and nonforfeitable.

c. No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until the Participant becomes the record holder of such Shares.

SECTION 5. OPTIONS.

a. Option Agreement. The Committee, may in its sole discretion, grant Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i)	Exercise Price. The exercise price of an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share subject to such Option on the date of grant.

(ii)	Exercisability. The dates and events when all or any installment of the Option becomes exercisable.

(iii)	Term. The term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

b. Method of Exercise.

(i)	General Rule. Except as otherwise provided in the Plan or any Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The exercise price of Shares issued under the Plan shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 5(b).

(ii)	Surrender of Shares. At the sole discretion of the Committee, all or any part of the exercise price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such Shares have been held by the Participant for less than six months or such action would cause the Company or any Subsidiary to recognize a compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Committee consents thereto.

(iii)	Net Exercise. At the sole discretion of the Committee, payment of all or any portion of the exercise price and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value equal to the exercise price.

(iv)	Exercise/Sale. At the sole discretion of the Committee, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the exercise price and any withholding requirements.

(v)	Exercise of Discretion. Should the Committee exercise its discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Subsections (ii) through (iv) above, it shall not be bound to permit such method of payment for the remainder of any such Option or with respect to any other Award or Participant under the Plan.

SECTION 6. STOCK APPRECIATION RIGHTS.

a. Generally. The Committee may, in its sole discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Option. A Stock Appreciation Right means a right to receive, upon exercise, a payment in cash, Shares, other property or a combination thereof in an amount equal to the excess of (i) the Fair Market Value of a number of Shares on the date the right is exercised over (ii) the Fair Market Value of such Shares on the date the right is granted. If a Stock Appreciation Right is granted in tandem with an Option, such Stock Appreciation Right shall be exercisable only to the extent the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of such Stock Appreciation Right, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and vice versa).

b. Stock Appreciation Rights Award Agreement. Each Award Agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i)	Grant Price. The grant price of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares (which shall not be less than 100% of the Fair Market Value of such Shares on the date of grant).

(ii)	Exercisability. The dates and events when all or any installment of the Stock Appreciation Rights becomes exercisable.

(iii)	Term. The term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

SECTION 7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS.

a. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which are subject to certain specified restrictions, as set forth in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, unvested Restricted Stock shall be forfeited upon Participant’s termination of Service. Further, unless otherwise set forth in the applicable Award Agreement, the Restricted

Stock, whether unvested or vested, shall be forfeited upon Participant’s termination of Service for Cause. Upon or following a Participant’s termination of Service, the Company shall have a call right with respect to any vested Shares on the terms set forth in the applicable Award Agreement. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law (including, consideration of services previously rendered by the Participant to the Company or its Subsidiaries or Affiliates).

b. Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units which shall each represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded to the Participant in respect of such units until the restrictions on such units have lapsed. The Committee retains the discretion to determine whether the Restricted Stock Units shall be settled in Shares, in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units, other property or any combination of the foregoing. Shares distributed to settle a Restricted Stock Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Committee in its sole discretion, as set forth in the agreement evidencing the Award. The Committee may, in its discretion, permit Participants to defer settlement of Restricted Stock Units, provided that any such deferral shall comply with the requirements of, and shall not result in the imposition of any tax under, Section 409A of the Code.

c. Terms of Restricted Stock Awards and Restricted Stock Units. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units, and such other provisions as the Committee shall determine. The Committee may require that Restricted Stock be held by the Company during the applicable period of restriction.

SECTION 8. DIVIDEND EQUIVALENT RIGHTS.

The Committee may grant Dividend Equivalents to Participants based on the dividends declared on Shares that are subject to any Award. The grant of Dividend Equivalents shall be treated as a separate Award. Dividend Equivalents shall be credited to a notional account maintained by the Company, as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash or Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. As determined by the Committee, Dividend Equivalents granted with respect to any Option or Stock Appreciation Right may be payable regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

SECTION 9. OTHER STOCK-BASED AWARDS.

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Shares (the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

SECTION 10. ADJUSTMENT OF SHARES.

a. General. If there shall be an event or series of events affecting the capital structure of the Company such as a stock split, reverse stock split, stock dividend, distribution, recapitalization, combination or reclassification of the Company’s securities, an adjustment shall be made to each outstanding Award such that each such Award shall thereafter be exercisable or payable, as the case may be, in such securities, cash and/or other property as would have been received in respect of Shares subject to (or referenced by such Award) had such Award been exercised and/or settled in full immediately prior to such event and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such event, to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall, and will have the authority to adjust, in a fair and equitable manner, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, and the purchase price applicable to outstanding Awards. Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Committee may make such adjustments to the terms and conditions of such Awards and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles, in a manner designed to make such performance conditions neither easier nor more difficult to attain than prior to such adjustment.

b. Change of Control. In the event of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(i)	The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)	The substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii)	The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Committee; or

(iv)

The cancellation of all or any portion of such outstanding Awards (other than Options and Stock Appreciation Rights) by a cash payment equal to the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled and with respect to Options and Stock Appreciation Rights, the cancellation of all or any portion of such outstanding Options and

Stock Appreciation Rights by a cash payment equal to the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or grant price, as applicable, with respect to such Options and Stock Appreciation Rights or portion thereof being canceled (and, for the avoidance of doubt, if there is no such excess, such Options and Stock Appreciation Rights shall be cancelled without any payment therefor).

SECTION 11. SECURITIES LAW REQUIREMENTS.

a. Shares Not Registered. Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, State securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as set forth in an Award Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under the Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.

b. California Participants. If an Award shall be made to a Participant based in California, then such Award shall meet the additional requirements set forth in Appendix I.

SECTION 12. COMPLIANCE WITH SECTION 409A OF THE CODE.

a. General. To the extent that the Plan and/or Awards are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”). This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Awards are exempt from or comply with Section 409A Guidance.

b. Timing of Payment. All Awards that would otherwise be subject to Section 409A of the Code shall be paid or otherwise settled on or as soon as practicable after the applicable payment date and not later than the 15th day of the third month from the end of (i) the Participant’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later; provided, however, that the Committee reserves the right to delay payment with respect to any such Award under the circumstances set forth in Treasury Regulation Section 1.409A-2(b)(7), any successor thereof or upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin; provided, further, that notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period.

SECTION 13. DURATION AND AMENDMENTS.

a. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, which date is set forth below, subject to the approval of the majority of the Company’s shareholders. If a majority of the shareholders fail to approve the Plan within 12 months of its adoption by the Board of Directors, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors unless earlier terminated pursuant to Subsection (b) below.

b. Amendment, Modification, Suspension, and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof or any Award thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) without the consent of the Participant, if such action would materially diminish any of the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, the Committee may amend the Plan, any Award or any Award Agreement in such manner as it deems necessary to comply with applicable laws and as set forth in Section 12. The termination of the Plan shall not affect any Awards outstanding on the termination date.

SECTION 14. GENERAL TERMS.

a. Termination for Cause. Unless otherwise set forth in the applicable Award Agreement, all Shares issued with respect to any Award granted under the Plan shall be forfeited upon Participant’s termination of Service for Cause.

b. No Retention Rights. Nothing in the Plan or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

c. Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. Fractional Shares may be issued or delivered pursuant to the Plan or any Award. The Committee may determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares, and the Committee may determine, in its discretion, whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

d. Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

e. Conditions and Restrictions on Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

f. Withholding Requirements. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect, subject to the approval of the Committee (unless otherwise set forth in the applicable Award Agreement), to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

g. Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

h. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 15. DEFINITIONS.

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

a. “Affiliate” shall mean any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

b. “Award” shall mean the grant of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent Right or Other Stock-Based Award under the Plan as evidenced by a Notice of Award and Award Agreement relating thereto.

c. “Award Agreement” shall mean the Award agreement issued to a Participant in respect of an Award.

d. “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

e. “Cause” shall mean “cause” as defined in any employment or other agreement between the Company and the Participant governing the provision of Services by the Participant to the Company and its Affiliates, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement, that the Participant: (i) has been negligent in the discharge of his or her duties to the Company or any of its subsidiaries or affiliates, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information with respect to the Company or any of its subsidiaries or affiliates; (iii) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Subsidiaries or Affiliates or has been indicted for, or pled nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (iv) has materially breached any of the provisions of any agreement with the Company or any of its subsidiaries or affiliates or (v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company or any of its subsidiaries or affiliates, has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its subsidiaries or affiliates or has induced a principal for whom the Company or any of its subsidiaries or affiliates acts as agent to terminate such agency relationship.

f. “Change of Control”, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such agreement), shall mean the occurrence of (i) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (a) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power) of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (b) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act) or any “group” (as defined in the Exchange Act), other than Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (i) or (ii), any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (iii) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off or sale of one of the businesses of the Company or any subsidiary thereof, or a comparable transaction, or (y) a transaction in which, after giving effect thereto, the Qualified Institutional Investors and their affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity (measured by economic value or voting power) (A) of the Company or other surviving entity in the case of a transaction of the sort described in clause (i) above, (B) of the Company in the case of a transaction of the sort described in clause (ii) above or (C) of the acquiring entity in the case of a transaction of the sort described in clause (iii) above. Unless otherwise determined by the Committee, a Strategic Investor Transaction (as defined in the Stockholders Agreement) shall not constitute a Change of Control.

g. “Class A Stock” shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock and Class A-2 Common Stock.

h. “Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company, which is comprised of Class L-l Common Stock and Class L-2 Common Stock.

i. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

j. “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a), or if none has been appointed, the Board of Directors.

k. “Consultant” shall mean a person who performs bona fide services for the Company or an Affiliate or Subsidiary as a consultant or advisor, excluding Employees and Directors.

l. “Director” shall mean a member of the Board of Directors, or the board of directors of an Affiliate or Subsidiary, who is not an Employee.

m. “Dividend Equivalent Right” shall mean an Award that entitles the holder to receive for each eligible Share that is subject to (or referenced by) such Award an amount equal to the dividends paid on one Share at such time as dividends are otherwise paid to shareholders of the Company or, if later, when the Award becomes vested.

n. “Employee” shall mean an individual who is a common-law employee of the Company or an Affiliate or Subsidiary.

o. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and such rules adopted by the Securities Exchange Commission under the Exchange Act.

p. “Fair Market Value” except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Award Agreement), shall mean, as of any date, the per Share value determined as follows:

(i)

If the Shares are listed on any established stock exchange or a national market system, the per Share Fair Market Value shall be the closing price for each share of such stock (or the average of the closing bid and ask prices, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid and ask prices were reported on that date, as applicable, on the last trading date such closing sales price or closing bid and ask prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)	If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, but selling prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)	In the absence of an established market for the Shares of the type described in (i) and (ii), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

q. “Initial Public Offering” shall mean (i) an “initial public offering” as defined in the Stockholders Agreement and (ii) Company Securities otherwise becoming traded on a national securities exchange.

r. “Option” shall mean a stock option not described in Section 422(b) of the Code granted under the Plan and entitling the holder to purchase Shares.

s. “Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

t. “Participant” shall mean any eligible person as set forth in Section 1 to whom an Award is granted.

u. “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

v. “Preferred Stock” shall mean the 8.64% Cumulative Preferred Stock of Broadcast Media Partners Holdings, Inc., par value $0.001.

w. “Qualified Institutional Investors” shall mean (a) the MDP Investors, (b) the PEP Investors, (c) the SCG Investors, (d) the THL Investors, (e) the TPG Investors, and (f) the respective Affiliates of the foregoing (as such terms are defined in the Stockholders Agreement).

x. “Restricted Stock Award” shall have the meaning described in Section 7(a).

y. “Restricted Stock Unit” shall have the meaning described in Section 7(b).

z. “Securities Act” shall mean the Securities Act of 1933, as amended.

aa. “Service” shall mean the Participant’s service as an Employee, Director or Consultant. For any purpose under this Plan, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

bb. “Share” shall mean either a share of Class A Stock, a share of Class L Stock or a share of Preferred Stock, or such other class or kind of shares or other securities resulting from the application of Section 10.

cc. “Stock Appreciation Right” shall have the meaning described in Section 6(a).

dd. “Stockholders Agreement” shall mean the Stockholders Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Umbrella Acquisition, Inc. and Certain Stockholders of Broadcasting Media Partners, Inc., dated as of March 29, 2007, as amended from time to time.

ee. “Subsidiary” shall mean any corporation (other than the Company), partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The 2007 Equity Incentive Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 29th day of March, 2007 and the Board of Directors of Broadcast Media Partners Holdings, Inc. by resolution at a meeting held on the 29th day of March, 2007; and by a unanimous written consent of the shareholders of the Company dated March 29, 2007. The 2007 Equity Incentive Plan was amended and restated on the 18th day of December, 2007.

This Amended and Restated 2007 Equity Incentive Plan was adopted and approved by the Board of Directors of the Company by resolution effective August 1, 2008.

BROADCASTING MEDIA PARTNERS, INC.

By:

Title:

BROADCAST MEDIA PARTNERS HOLDINGS, INC.

By:

Title:

APPENDIX I

CALIFORNIA SECURITIES LAW REQUIREMENTS

The terms of this Appendix I apply only to Awards that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporations Code (or any successor law). For purposes of determining the applicability of the California securities law requirements contained in this Appendix I, all Awards shall be deemed made in the State in which the Participant is principally employed by the Company or any Subsidiary or Affiliate (as determined by the employer’s records) on the date of grant or issuance of the Award. Except as modified by the provisions of this Appendix I, all the other relevant provisions of the Plan shall be applicable to such Awards.

A. All Awards as to which this Appendix I Applies

(1) Number of Securities. At no time shall the total number of securities issuable upon exercise of all outstanding Options and the total number of Shares provided for under this or any stock bonus or similar plan or agreement of the Company exceed the applicable percentage as calculated in accordance with Title 10 of the California Code of Regulations, Chapter 3, Subchapter 2, Article 4, Subarticle 4, Section 260.140.45.

(2) Limited Transferability Rights.

a. An Option or other right to acquire shares may, to the extent permitted by the Board of Directors, be assigned in whole or in part during the Participant’s lifetime (1) as a gift to one or more members of the Participant’s immediate family or (2) by instrument to an inter vivos or testamentary trust in which such Award is to be passed to beneficiaries upon the death of the trustor (settlor). The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate.

b. Except as provided in Subsection (a) above, an Award may not be assigned or transferred other than by will or by the laws of descent and distribution following the Participant’s death.

B. Awards Granted prior to July 9, 2007

Awards granted prior to July 9, 2007 that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporations Code (or any successor law), are subject to the following provisions as set forth in this Appendix I, Part B, in addition to the provisions set forth in Appendix I, Part A. The provisions of Appendix I, Part C shall not apply to such Awards.

(1) Exercise Price. The Exercise Price of an Option shall not be less than one hundred (100%) of the Fair Market Value on the date of grant (one hundred ten percent (110%) of the Fair Market Value on the date of grant for an Option granted to Ten Percent Shareholders).

(2) Purchase Price. The purchase price of an Award of Shares shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of issuance (one hundred percent (100%) of the Fair Market Value on the date of issuance for an Award granted to Ten Percent Shareholders); provided, however, that an Award may be granted in consideration of past Service.

(3) Vesting and Exercisability. Except in the case of an Option granted to a Consultant, officer of the Company (or any Subsidiary or Affiliate), or any member of the Board of Directors, each Option shall become exercisable and vested with respect to at least twenty percent (20%) of the total number of Shares subject to such Option each year, beginning no later than one (1) year after the date of grant.

(4) Repurchase Rights. Except in the case of an Award granted or issued to a Consultant, officer of the Company (or any Subsidiary or Affiliate), or any member of the Board of Directors, any rights of the Company to repurchase Shares acquired under the Plan applicable to a Participant whose Service terminates:

a. Shall be exercised by the Company (if at all) within ninety (90) days after the date the Participant’s Service terminates (or for Shares upon the exercise of an Award after termination of Service, within ninety (90) days after the date of such exercise) and shall terminate on the date of an initial public offering, and

b. Shall lapse at the rate of at least twenty percent (20%) of the Shares subject to such Award per year (regardless of the portion of the Award exercised or exercisable), with the initial lapse to occur no later than one (1) year after the date of grant, to the extent the repurchase right permits repurchase at less than Fair Market Value. Any repurchase right shall not be exercisable for less than the original purchase price paid by a Participant.

(5) Financial Reports. The Company shall deliver a financial statement at least annually to each Participant holding Awards or Shares issued under the Plan, unless such Participant is a key employee whose duties in connection with the Company assure such individual access to equivalent information.

C. Awards Granted On or After July 9, 2007

Awards granted on or after July 9, 2007 that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporations Code (or any successor law), are subject to the following provisions as set forth in this Appendix I, Part C, in addition to the provisions set forth in Appendix I, Part A. The provisions of Appendix I, Part B shall not apply to such Awards.

(1) Proportional Adjustment. The number of securities and the exercise price subject to equity awards must be proportionately adjusted in the event of stock splits and similar transactions effected without the receipt of consideration by the issuer.

(2) Minimum Post-Termination Exercise Period. Unless employment is terminated for Cause, optionees must be permitted to exercise their options, to the extent that the optionee is entitled to exercise on the date employment terminates, until the earlier of (1) the option expiration date or (2) at least six (6) months from a termination due to death or disability, and at least thirty (30) days from a termination due to any other reason except Cause.

(3) Repurchase Rights. Except in the case of an Award granted or issued to a Consultant, officer of the Company (or any Subsidiary or Affiliate), or any member of the Board of Directors, any rights of the Company to repurchase Shares acquired under the Plan applicable to a Participant whose Service terminates:

a. Shall be exercised by the Company (if at all) within ninety (90) days after the date the Participant’s Service terminates (or in the case of a non-officer employee, six (6) months) (or for Shares upon the exercise of an Award after termination of Service, within ninety (90) days after the date of such exercise, or in the case of a non-officer employee, six (6) months after the date of such exercise) and shall terminate on the date of an initial public offering, and

b. Shall lapse at the rate of at least twenty percent (20%) of the Shares subject to such Award per year (regardless of the portion of the Award exercised or exercisable), with the initial lapse to occur no later than one (1) year after the date of grant, to the extent the repurchase right permits repurchase at less than Fair Market Value. Any repurchase right shall not be exercisable for less than the original purchase price paid by a Participant.

EXHIBIT B

Amended and Restated 2007 Incentive Plan Form of Notice of Stock Option Grant

See attached.

EXHIBIT B

BROADCASTING MEDIA PARTNERS, INC.

AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Participant:

# of Shares Subject to Option:	shares of Class A-1 common stock, par value $0.001 per share (“Shares”) of Broadcasting Media Partners, Inc. (the “Company”)

Type of Option:	Nonqualified Stock Option

Exercise Price Per Share:	$13.52

Grant Date:	August 1, 2008

Vesting Commencement Date:	April 1, 2007

Date Exercisable:	This Option shall become exercisable for Shares or Restricted Stock as provided in Section 2(a) or Section 2(e) of the Option Award Agreement.

Vesting Schedule:

The Shares subject to this Option shall vest as follows:

One-fifth (20%) of the Shares shall vest (or shall have vested) on each of the first five anniversaries of Vesting Commencement Date noted above (each such date a “Vesting Date”); provided Participant’s Service has not terminated prior to the applicable Vesting Date and the vesting of any Shares has not been accelerated as provided below.

Additional Vesting Terms:

The vesting requirement with respect to the Shares shall be deemed to be satisfied upon the Participant’s termination of employment with Univision Communications Inc. and its subsidiaries and affiliates (“Univision”) without Cause (other than by reason of the Participant’s death or Permanent Disability) or resignation for Good Reason, in each case within two (2) years after a Change of Control.

Upon the Participant’s termination of employment with Univision by reason of his death or Permanent Disability, the Participant shall be deemed to have satisfied the vesting requirement as to a pro rata portion (based on the number of calendar days during the year through such date of termination divided by 365) of the tranche of the Shares subject to this Option that are next eligible to satisfy such vesting requirement.

In the event the Participant’s employment with the Company is terminated for Cause, this Option shall be not be exercisable and the Company shall have the right to purchase any Shares acquired pursuant to the exercise of this Option at the lesser of the Participant’s cost or the Fair Market Value of such Shares. If Participant resigns after an inquiry by Company as to the existence of Cause has been initiated and Cause existed as of the date of such resignation, this Option shall not be exercisable and the Company shall have same right to purchase any Shares acquired pursuant to the exercise of this Option as if the Participant’s employment had been terminated for Cause.

Definitions:	Capitalized terms are defined in the Agreement and in the Plan to the extent not defined in this Notice.

This Option is granted under and governed by the terms and conditions of Broadcasting Media Partners, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and the Amended and Restated Stock Option Agreement reference number 2008-     (the “Agreement”), both of which are hereby made a part of this document (the “Notice”).

BROADCASTING MEDIA PARTNERS, INC.

By:
Name:
Title:

                OPTION GRANT

EXHIBIT C

Amended and Restated 2007 Incentive Plan Form of Option Award Agreement

See attached.

Broadcasting Media Partners, Inc.

Amended and Restated

2007 Equity Incentive Plan

Option Award Agreement

Reference Number: 2008-

SECTION 1. GRANT OF OPTION

(a)	Option. On the terms and conditions set forth in this Agreement and the Notice of Stock Option Grant referencing this Agreement (the “Notice”), Broadcasting Media Partners, Inc. (the “Company”) hereby grants to the Participant an option under the terms set forth in the Notice (the “Option”) pursuant to and in accordance with the terms of the Broadcasting Media Partners, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Each Notice, together with this referenced Agreement, shall be a separate award governed by the terms of this Agreement and the Plan. This Agreement shall apply both to this Option and to the Shares acquired upon the exercise of this Option.

(b)	Adjustment of Award. The number of Shares subject to this Option is subject to adjustment following the occurrence of certain events affecting the Company, as provided in Section 10 of the Plan.

(c)	Equity Incentive Plan and Defined Terms. This Option is granted under and subject to the terms of the Plan. Capitalized terms are defined in the Notice and in the Plan to the extent not defined in this Agreement.

SECTION 2. RIGHT TO EXERCISE

(a)	General. Subject to the conditions set forth in this Agreement, all or part of this Option may be exercised by the Participant (or in the case of the Participant’s death or Permanent Disability, the Participant’s representative) beginning at the earliest of: (i) an Initial Public Offering, (ii) immediately prior to a sale of the underlying Shares in connection with a Change of Control or other Liquidity Event, or (iii) the termination of the Participant’s Service, provided, however, that subject to Section 2(e), in each case, this Option may be exercised only to the extent it has vested. The Company shall also have the right not to deliver Shares upon the exercise of this Option if, after the exercise of this Option, the Participant’s Service is terminated for Cause or the Participant resigns after an inquiry as to whether Cause exists has been initiated and Cause existed as of the date of such resignation.

(b)	Vesting. Subject to the conditions set forth in this Agreement, this Option shall vest at the time or times set forth in the Notice.

(c)

Expiration. This Option shall expire on the earliest to occur of the following: (i) the tenth (10th) anniversary of the date of grant; (ii) ninety (90) days following termination of Participant’s Service for any reason other than death, Permanent Disability, Cause or, voluntary resignation without Good Reason prior to the third (3rd) anniversary of the Vesting Commencement Date (as defined in the Notice); (iii) one (1) year following termination of Participant’s Service due to death or Permanent Disability; and (iv) immediately on the date Participant’s Service terminates for Cause or as a result of voluntary resignation without Good Reason prior to the third (3rd) anniversary of the Vesting Commencement Date. Subject to Section 2(e), the Participant (or in the case of the Participant’s death or Permanent

Disability, the Participant’s representative) may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option has vested on or before the date the Participant’s Service terminates and provided the condition to exercise described in Section 2(a) is satisfied. When the Participant’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested.

(d)	Expiration if Option is Subject to California Law. Notwithstanding anything to the contrary, if this Option would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporations Code (or any successor law), as provided under Appendix I of the Plan, this Option shall expire on the earliest to occur of the following: (i) the tenth (10th) anniversary of the date of grant; (ii) ninety (90) days following termination of Participant’s Service for any reason other than death, Permanent Disability, or Cause; (iii) one (1) year following termination of Participant’s Service due to death or Permanent Disability; and (iv) immediately on the date Participant’s Service terminates for Cause. Subject to Section 2(e), the Participant (or in the case of the Participant’s death or Permanent Disability, the Participant’s representative) may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option has vested on or before the date the Participant’s Service terminates and provided the condition to exercise described in Section 2(a) is satisfied. When the Participant’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested.

(e)	Exercisable for Restricted Stock: Beginning at the earliest of: (i) an Initial Public Offering, (ii) immediately prior to a sale of the underlying Shares in connection with a Change of Control or other Liquidity Event, or (iii) the termination of the Participant’s Service, this Option may be exercised for Restricted Stock that has the same vesting requirements as this Option and such other restrictions as determined by the Committee and as set forth in a Restricted Stock Award Agreement to be provided by the Company. As a condition to exercising this Option for Restricted Stock, the Participant shall execute a Restricted Stock Award Agreement.

SECTION 3. EXERCISE PROCEDURES

(a)	Notice of Exercise. The Participant (or, if applicable the Participant’s representative) may exercise this Option by giving written notice to the Company specifying the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. Exhibit A is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this Option. In the event that this Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise this Option. The Participant or the Participant’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under SECTION 4 hereof for an amount equal to the Exercise Price (as set forth in the notice) multiplied by the number of Shares with respect to which the Option is being exercised (the “Purchase Price”).

(b)	Issuance of Shares. After receiving a proper notice of exercise and subject to the terms of the Plan, the Notice and this Agreement, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option; provided that prior to the delivery of the Shares, the Participant enters a joinder to the Stockholders Agreement, or such other agreement in a form and substance satisfactory to the Company.

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(c)	Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this Option, as a condition to the exercise of this Option, and the Participant shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased pursuant to the exercise of this Option.

(d)	Legend. The Company shall cause to be issued a certificate or certificates for the Shares purchased pursuant to the exercise of this Option registered in the name of the Participant. Unless otherwise determined by the Company, such certificate shall bear the following legend:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF THIS STOCK OPTION AGREEMENT. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE.”

SECTION 4. PAYMENT FOR SHARES

(a)	Cash or Check. All or part of the Purchase Price may be paid in cash or personal check.

(b)	Alternative Methods of Payment. At the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following methods:

i.	Surrender of Shares. By surrendering of Shares then owned by the Participant; provided that such Shares have been owned for at least six (6) months or such action would not cause the Company or any Subsidiary to recognize a compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Committee consents thereto. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of this Option.

ii.	Net Exercise. By reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value on the date of exercise equal to the Exercise Price (and if applicable, such required withholding).

Should the Committee exercise its discretion to permit the Participant to exercise this Option in whole or in part in accordance with this Subsection (b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this Option or with respect to any other Option to purchase Shares held by the Participant.

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SECTION 5. TRANSFER OR ASSIGNMENT OF OPTION.

This Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 6. SHAREHOLDER RIGHTS.

(a)	Stockholders Agreement. As a condition to the issuance of any Shares purchased upon exercise of this Option hereunder, the Participant shall enter into and execute a joinder to the Stockholders Agreement or such other agreement in a form and substance satisfactory to the Company.

(b)	Rights as Shareholder. Until such time as the Shares acquired upon exercise of this Option are repurchased by the Company in accordance with the terms of this Agreement, the Participant (or any successor in interest) shall have all the rights of a shareholder (including dividend and liquidation rights) with respect to such Shares.

(c)	Voting Rights. The Participant hereby appoints each Principal Investor as its proxy to vote the Shares acquired upon exercise of this Option, whether at a meeting or by written consent in accordance with the provisions of Section 2 of the Stockholders Agreement (whether or not the Participant is required by the Company to execute a joinder to the Stockholders Agreement). The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Notwithstanding the above, this paragraph 6(c) shall cease to apply as to any such Shares upon the termination of the Stockholders Agreement as to such Shares.

SECTION 7. SECURITIES LAW ISSUES.

(a)	Securities Not Registered. The Shares acquired upon exercise of this Option have not been registered under the Securities Act. Any Shares acquired upon exercise of this Option are being issued to the Participant in reliance upon either (i) the exemption from such registration provided by Rule 701 promulgated under the Securities Act for stock issuances under compensatory benefit plans such as the Plan or (ii) the exemption for grants made to executive officers of the Company (or one of its Affiliates or Subsidiaries) under Section 4(2) and Regulation D of the Securities Act.

(b)	Participant Representations. The Participant hereby confirms that he or she has been informed that the Shares acquired upon exercise of this Option are “restricted securities” under the Securities Act which may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the Participant hereby represents and acknowledges as follows:

i.	The Shares are being acquired for investment, and not with a view to sale or distribution thereof;

ii.	The Participant is prepared to hold the Shares for an indefinite period and is aware that Rule 144 promulgated under the Securities Act (which exempts certain resales of securities) is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act; and

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iii.	The Participant is an “accredited investor” within the meaning of Rule 501(e) of Regulation D of the Securities Act by virtue of the Participant’s position with the Company, income, assets or otherwise.

(c)	Registration. The Company may, but shall not be obligated, to register or qualify the Shares under the Securities Act or any other applicable law, except, solely with respect to Participants who are signatories to or have executed a joinder with respect to the Registration Rights Agreement, as required under the Registration Rights Agreement.

(d)	Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Participant hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such public offering restricting such Participant’s right to (a) Transfer, directly or indirectly, any Shares acquired under this Agreement or any securities convertible into or exercisable or exchangeable for such Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares acquired under this Agreement, in each case to the extent that such restrictions are agreed to by the Majority Principal Investors (as defined in the Stockholders Agreement) (or a majority of the shares of Class A Stock if there are no Principal Investors remaining) with the underwriter(s) of such public offering (the “Principal Lock-Up Agreement”); provided, however, that the Participant shall not be required by this SECTION 7(d) to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to: (a) Transfers to Permitted Transferees of the Participant permitted in accordance with the terms of this Agreement, (b) conversions of Shares into other classes of Shares or securities without change of Participant and (c) during the period preceding the execution of the underwriting agreement, Transfers to a charitable organization, described by Section 501(c)(3) of the Code, permitted in accordance with the terms of the Stockholders Agreement.

(e)	Additional Restrictions. The Shares are subject to such additional restrictions as are set forth in the Stockholders Agreement and any employment or consulting agreement between the Participant and the Company or any Subsidiary or Affiliate, as well as such other restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions), that in the judgment of the Company, are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(f)	Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Shares pursuant to the provisions of this Agreement or to comply with applicable laws.

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(g)	Deferral of Exercise. Exercise of this Option may be deferred by the Committee if the Shares are not registered and the Committee determines, in its sole and absolute discretion, that after taking into account the number of holders of record of any class of equity securities of the Company at the time of exercise and potential future holders of record of any class of equity securities of the Company, such exercise may directly or indirectly result in the Company (whether at the time of exercise of this Option or in the future) being required to register any class of equity securities of the Company under applicable law, provided that, no such deferral may extend beyond the tenth (10th) anniversary of the date of grant (as set forth in Section 2(c) above). For the avoidance of doubt, in determining whether or not to defer exercise of the Option, the Committee may take into account (i) potential exercise of Options by Option holders other than the Participant, (ii) other issuances of Shares by the Company, and (iii) the Company’s intention to exercise or not to exercise Call Rights under this Agreement or any similar agreements. Upon a deferral of the exercise of this Option pursuant to Section 7(g), the exercise period shall be tolled.

SECTION 8. TRANSFER OF SHARES

(a)	General Rule. Other than as set forth herein, the Shares acquired upon exercise of this Option may not be transferred to any person other than to the Company or to a Permitted Transferee in accordance with the terms of the Stockholders Agreement (whether or not the Participant has executed a joinder to the Stockholders Agreement) or any other applicable agreement entered into by the Company and the Participant; provided that notwithstanding the Stockholders Agreement, the Company may restrict transfers to a Permitted Transferee if, in its sole and absolute discretion, the Company determines it desirable in order to limit the number of holders of record of shares of stock of the Company, so as to prevent the Company from becoming a reporting company under the Securities and Exchange Act of 1934. Notwithstanding the above, this SECTION 8(a) shall cease to apply as to any Shares acquired upon exercise of this Option upon an Initial Public Offering, subject to the Stockholders Agreement or any other applicable agreement entered into by the Company and the Participant.

(b)	Transferee Obligations. If the Shares acquired upon exercise of this Option are transferred to a Permitted Transferee, such Permitted Transferee must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent such Shares would be so subject if retained by the Participant.

(c)	Drag-Along Rights. The Shares acquired upon exercise of this Option shall be subject to the Drag-Along Rights as set forth in Sections 4.2 and 4.3 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Sections 4.2 and 4.3 of the Stockholders Agreement to apply mutatis mutandis to this Agreement. The Participant shall be deemed to have appointed each member of the Principal Investors, with full power of substitution, as the Participant’s true and lawful representative and attorney-in-fact, in such Participant’s name, place and stead, to execute and deliver any and all agreements that the members of the Principal Investors reasonably believe are consistent with the purposes of Sections 4.2 and 4.3 of the Stockholders Agreement. The foregoing power of attorney is coupled with an interest sufficient in law to support an irrevocable power and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participant.

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(d)	Tag-Along Rights. The Shares shall be subject to the Tag-Along Rights as, and to the extent, set forth in Section 4.1 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Section 4.1 of the Stockholders Agreement to apply mutatis mutandis to this Agreement.

(e)	Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares acquired upon exercise of this Option or into which such Shares thereby become convertible shall immediately be subject to this SECTION 8.

SECTION 9. CALL RIGHT

(a)	Call Right. If the Participant’s Service with the Company ceases for any reason, the Company shall have the right (but not an obligation) to call any Shares acquired upon exercise of this Option.

(b)	Exercise Notice. In the event the Company wishes to exercise its Call Right, the Company shall notify the Participant (or any Permitted Transferee to whom the Shares have been transferred) by written notice that the Company has elected to exercise such right, and the number of Shares with respect to which the right is being exercised.

(c)	Execution of Call. The closing of any purchase and sale pursuant to the Call Right shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than thirty (30) days after the date of the Company’s exercise notice described in SECTION 9(b) or at such other time and location as the parties to such purchase may mutually determine.

(d)	Purchase Price. If the Company exercises the Call Right, the Participant shall sell, and shall cause any Permitted Transferee to whom Shares acquired pursuant to exercise of this Option have been transferred to sell (and such Permitted Transferee shall sell), to the Company all of the Shares subject to the Call Right and the Company shall purchase each such Share for its Fair Market Value on the date of the closing or, (i) in the event of a termination of the Participant’s employment by the Company for Cause, (ii) by the Participant’s resignation after an inquiry by the Company as to the existence of Cause has been initiated and Cause existed as of the date of such resignation, or (iii) in the event the Participant’s service terminates by Participant’s voluntary resignation without Good Reason prior to the third (3rd) anniversary of the Vesting Commencement Date, the lesser of the amount paid by the Participant or such Fair Market Value. The Company shall make commercially reasonable efforts, as determined by the Board of Directors in good faith, to pay all or any portion of the repurchase price in cash. However, if the Company cannot make all or any portion of the payment in cash it shall issue a promissory note with a principal amount equal to the amount of the repurchase price which was not paid in cash (e.g., the full amount or a portion thereof, as applicable), on which interest will accrue on the principal thereof at a rate equal to the prime rate and the principal, together with the interest thereon, will become due and payable, to the extent commercially reasonable (as determined by the Board of Directors), in three equal annual installments, payable on the first, second and third anniversaries of the date of issuance thereof.

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(e)	Lapse of Rights. The Call Right shall lapse upon an Initial Public Offering (except the Company’s rights to purchase Shares as provided in the Notice upon the Participant’s termination for Cause or resignation that is treated similarly to a termination for Cause (as described in Sections 2 (a) and 9 (d) hereof) shall not lapse upon an Initial Public Offering).

(f)	Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares subject to the Call Right or into which such Shares thereby become convertible shall immediately be subject to this SECTION 9.

(g)	Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 9, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 10. MISCELLANEOUS PROVISIONS

(a)	No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b)	Notification. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, or a nationally recognized overnight express mail service with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(c)	Entire Agreement. This Agreement, the Notice, the Plan, the Stockholders Agreement (or such other stockholders agreement entered into between the Company and the Participant) and any employment or consulting agreement between the Participant and the Company constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

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(e)	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(f)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 11. DEFINITIONS.

(a)	“Agreement” shall mean this Option Award Agreement.

(b)	“Call Right” shall mean the Call Right described in SECTION 9 of this Agreement.

(c)	“Company” shall have the meaning described in SECTION 1(a) of this Agreement.

(d)	“Company Securities” shall mean collectively the Class A Stock, Class L Stock and Preferred Stock, or such other class or kind of shares or other securities resulting from an event described in Section 10 of the Plan.

(e)	“Good Reason” shall mean “Good Reason” as defined in any employment or other agreement between the Company and the Participant governing the provision of Services by the Participant to the Company and its Affiliates, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement: either (i) a material reduction in base salary or (ii) a relocation of the Participant’s primary office at least fifty (50) miles farther from both the Participant’s then primary office location and the Participant’s then primary residence, provided the Participant gives notice to the Company of a Good Reason event within thirty (30) days of the occurrence of such event, the Company does not cure such event within thirty (30) days of receipt of such notice and the Participant terminates employment within ten (10) days thereafter.

(f)	“Initial Public Offering” shall mean (i) “initial public offering” as defined in the Stockholders Agreement and (ii) Company Securities otherwise becoming traded on a national securities exchange.

(g)	“Liquidity Event” shall mean any event whereby the holder of the underlying Shares would be entitled to the tag-along rights set forth in Sections 4.1 of the Stockholders Agreement and/or would be subject to the drag-along provisions set forth in Section 4.2 of the Stockholders Agreement, if such holder of the underlying Shares were a party to the Stockholders Agreement at the time of such event.

(h)	“Notice” shall have the meaning described in SECTION 1(a) of this Agreement.

(i)	“Participant” shall mean the person named in the Notice.

(j)	“Permanent Disability” shall mean “permanent disability” as defined in any employment or other agreement between the Company and the Participant governing the provision of Service by the Participant to the Company and its Affiliates, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement, Permanent Disability shall mean the Participant’s absence from the full-time performance of the Participant’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by the Board of Directors, in its sole discretion.

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(k)	“Permitted Transferee” shall mean “permitted transferee” as defined in the Stockholders Agreement.

(l)	“Plan” shall have the meaning described in Section 1(a) of this Agreement.

(m)	“Principal Investors” shall mean the “principal investors” as defined in the Stockholders Agreement.

(n)	“Qualified Public Offering” shall mean a “qualified public offering” as defined in the Stockholders Agreement.

(o)	“Registration Rights Agreement” shall mean the Participation, Registration Rights and Coordination Agreement by and among the Company, Broadcast Media Partners Holdings. Inc., Umbrella Acquisition, Inc. and Certain Persons who will be stockholders of the Company, dated as of March 29, 2007, as amended from time to time.

(p)	“Share” shall mean a share of Class A-1 Common Stock of the Company, par value of $.001 per Share, or any security which is exchanged therefor, in any case as may be adjusted in accordance with Section 10 of the Plan (if applicable).

(q)	“Stockholders Agreement” shall mean the Stockholders Agreement by and among the Company Broadcast Media Partners Holdings, Inc., Umbrella Acquisition, Inc. and Certain Stockholders of Broadcasting Media Partners, Inc., dated as of March 29, 2007, as amended from time to time.

(r)	“Transfer” shall mean “transfer” as defined in the Stockholders Agreement.

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Broadcasting Media Partners, Inc.

[Address]

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Broadcasting Media Partners, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares by delivery of a check payable to Broadcasting Media Partners, Inc. (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under state, Federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this          day of                              (month)              (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonstatutory
Estimated Withholding
Amount Paid

Very truly yours,

Signature of Participant

Participant’s Name and Mailing Address

Participant’s Social Security Number

EXERCISE NOTICE

EXHIBIT D

Participants

See attached.

EXHIBIT E

Release

See attached.

RELEASE

In consideration of the grant to you effective as of August 1, 2008 of the Nonqualified Stock Option to purchase shares of Class A-1 common stock of Broadcasting Media Partners, Inc. pursuant to the Broadcasting Media Partners, Inc. Amended and Restated 2007 Equity Incentive Plan and the Amended and Restated Stock Option Agreement reference number 2008-AG, you on behalf of yourself and your heirs, executors, administrators, and assigns, and each of them, hereby covenant not to sue and fully release and discharge Broadcasting Media Partners, Inc., Univision Communications Inc., and their parents, subsidiaries, and affiliates, past and present, and each of them, as well as their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, partners, representatives, assigns, and successors, past and present, and each of them (individually and collectively “Releasees”), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether arising under federal, state or local law, whether now known or unknown, suspected or unsuspected, which you now own or hold or had at any time heretofore owned or held or may in the future own or hold against Releasees arising out of or in any way connected with the December 29, 2006 grant to you of Univision Communications Inc. Restricted Stock, one-eighth of which was paid and seven-eighths of which was cancelled on March 29, 2007 (individually and collectively “Claim(s)”).

You acknowledge and agree that this Release releases all Claims existing or arising prior to the date of this Agreement, which you have or may have against the Releasees, whether such Claims are known or unknown, or suspected or unsuspected, and you forever waive all inquiries and investigations into any and all such Claims. You acknowledge it is your intention in executing this Release that it shall be effective as a bar to each and every Claim. In furtherance of this intention, you hereby expressly waive any and all rights and benefits that may be conferred upon you by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE or any comparable state or local laws or regulations, and you expressly agree that this Release shall be given full force and effect according to each and all of its express terms and provisions. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

You acknowledge that you may hereafter discover claims or facts in addition to or different from those that you now know or believe to exist with respect to the Claims and which, if known or suspected at the time of executing this Release, may have materially affected this Release. Nevertheless, you hereby waive any right, claim, or cause of action that might arise as a result of such different or additional claims or facts with respect to the Claims. You acknowledge that you understand the significance and consequences of such release and such specific waiver of SECTION 1542 or comparable state or local law or regulation.

You hereby acknowledge that you have read the foregoing and accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

EXECUTED on                     , 2008 at                                                  .

(Print Name)